Exhibit 99.1

Contact:	Matt Eichmann
740-549-6067

Greif Reports Second Quarter 2016 Results

DELAWARE, Ohio (June 8, 2016) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, announced second quarter 2016 results. Pete Watson, President and Chief Executive Officer, stated “We are pleased to report another improved quarter at Greif. Our margins expanded compared to the previous year as we continue to implement fundamental operating improvements across the portfolio. Performance was particularly strong in our Rigid Industrial Packaging & Services business, which helped to offset challenging market conditions impacting our Paper Packaging & Services business. I am confident that Greif is headed in the right direction and we remain focused on creating value for both our customers and shareholders.”

Highlights include:

•	Revised fiscal year 2016 Class A earnings per share guidance of $2.20 - $2.46 per share, excluding gains and losses on the sales of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges.

•	Net income for the second quarter of 2016 attributable to the corporation that totaled $31.4 million or $0.53 per diluted Class A share compared with net income of $20.8 million or $0.35 per diluted Class A share for the second quarter of 2015. Earnings, excluding the impact of special items[1], of $0.47 per diluted Class A share for the second quarter of 2016 compared to $0.53 per diluted Class A share for the second quarter of 2015.

•	Gross profit of $173.7 million for the second quarter of 2016 compared to $181.1 million for the second quarter of 2015. Gross profit margin improved to 20.7 percent for the second quarter of 2016 from 19.8 percent for the same period in 2015.

•	Cash provided by operating activities increased $51.1 million for the second quarter of 2016 compared to the same period in 2015. Free cash flow[2] improved $66.7 million for the second quarter of 2016 compared to the second quarter of 2015 and long-term debt decreased $52.2 million since year-end.

•	Net sales of $839.6 million for the second quarter of 2016 compared to second quarter 2015 net sales of $915.9 million. After adjusting for the effect of divestitures for both quarters and currency translation for the second quarter 2016[3], sales were flat compared to the second quarter of 2015.

[1]	A summary of all special items that are excluded from the earnings per diluted Class A share before special items and operating profit before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release
[2]	Free cash flow is defined as net cash provided by operating activities less cash paid for capital expenditures
[3]	A summary of the adjustments for the impact of divestitures and currency translation is set forth in the GAAP to Non-GAAP Reconciliation Net Sales to Net Sales Excluding the Impact of Divestitures and Currency Translation in the financial schedules that are part of this release

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Segment Results

Net sales are impacted primarily by the volume of products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The tables below show the percentage impact of each of these items on net sales for the second quarter of 2016 as compared to the second quarter of 2015 for the business segments with manufacturing operations. The first table excludes the impact of divestitures while the second is not adjusted for divestitures.

Net Sales Impact - Excluding Divestitures:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
Currency Translation	(8.7%)	—	(1.4%)
Volume	(0.2%)	10.7%	(5.9%)
Selling Prices and Product Mix	(0.3%)	(6.5%)	0.2%

	(9.2%)	4.2%	(7.1%)

Net Sales Impact:	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
Currency Translation	(8.2%)	—	(1.4%)
Volume	(3.7%)	10.7%	(5.9%)
Selling Prices and Product Mix	0.4%	(6.5%)	0.2%

	(11.5%)	4.2%	(7.1%)

Rigid Industrial Packaging & Services

Net sales decreased to $589.6 million for the second quarter of 2016 compared with $666.6 million for the second quarter of 2015. Excluding the impact of divestitures4, net sales decreased $57.9 million to $568.0 million for the second quarter 2016 compared to $625.9 million for the second quarter 2015, due primarily to the negative impact of foreign currency.

Operating profit was $59.2 million for the second quarter of 2016 compared to operating profit of $25.8 million for the second quarter of 2015. The increase was primarily attributable to a $20.3 million increase in gain/loss on disposal of properties, plants, equipment and businesses, net, a reduction in restructuring costs of $3.5 million and a reduction in non-cash asset impairment charges of $3.1 million, as well as an improvement in gross profit margin of 2.1 percent and reductions in SG&A of $8.8 million. Operating profit before special items and excluding the impact of divestitures was $54.3 million for the second quarter of 2016 versus $49.4 million for the second quarter of 2015, due primarily to improvements in gross profit margin and reductions in SG&A costs related to transformation efforts across the segment, partially offset by the negative impact of foreign currency.

Paper Packaging & Services

Net sales increased 4.2 percent to $167.2 million for the second quarter of 2016 compared with $160.4 million for the second quarter of 2015. The increase was primarily due to volume increases related to increased containerboard output from the Riverville modernization project in the third quarter of 2015 and the addition of two lines in the corrugator business, offset by a reduction in prices as a result of a change in index prices impacting the first and second quarters of 2016.

Operating profit was $24.2 million for the second quarter of 2016 compared with $27.1 million for the second quarter of 2015. Higher production costs for the second quarter of 2016, as compared to the second quarter of 2015, more than offset the increase in net sales.

Flexible Products & Services

Net sales decreased $5.8 million to $76.2 million for the second quarter of 2016 compared with $82.0 million for the second quarter of 2015, due primarily to reduced volumes and the negative impact of foreign currency.

Operating loss was $2.9 million for the second quarter of 2016 versus an operating loss of $5.3 million for the second quarter of 2015. Operating loss before special items and excluding the impact of divestitures was $1.1 million for the second quarter of 2016 versus $5.7 million for the second quarter of 2015. The decrease in operating loss before special items and excluding the impact of divestitures was primarily related to improved margins as a result of transformation efforts in commercial excellence and reductions in SG&A expense and transportation and other production costs, partially offset by the impact of reduced sales volumes and the impact of additional labor expenses incurred as a result of moving to an in-house labor model in Turkey.

Land Management

Net sales decreased to $6.6 million for the second quarter of 2016 compared with $6.9 million for the second quarter of 2015.

Operating profit before special items was $2.0 million for the second quarter of 2016 compared with $2.6 million for the second quarter of 2015, due primarily to the decrease in sales compared to the second quarter of 2015.

Income Taxes

Income tax expense for the quarter totaled $28.7 million on pre-tax income of $61.2 million or 46.9%. Income tax expense for the quarter reflected the application of the Company’s annual projected effective tax rate, which is impacted by net discrete losses for which there is not a proportionate tax benefit recognized, adjustments to uncertain tax position estimates and the impact of losses in jurisdictions with a valuation allowance, for which the Company receives no tax benefit. The annual effective tax rate projection for the 2016 fiscal year remains in the range of 39% to 41%.

Dividends

On June 7, 2016, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. Dividends are payable on July 1, 2016, to stockholders of record at the close of business on June 20, 2016.

Senior Notes Due 2017

The Company reclassified $300 million of Senior Notes to current portion of long-term debt during the quarter because the stated maturity date for those Senior Notes is February 2017. The Company intends to refinance those Senior Notes prior to the maturity date.

[4]	A summary of all adjustments by business segment related to the impact of divestitures and special items that are excluded from net sales, gross profit and operating profit is set forth in the GAAP to Non-GAAP Reconciliation Selected Financial Information Excluding the Impact of Divestitures in the financial schedules that are part of this release

Company Outlook

The company revises its 2016 Class A earnings per share to $2.20 - $2.46 per share, which excludes gains and losses on the sales of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges. The company’s transformation activities will more than offset the impact of a sluggish global industrial economy and weaker containerboard environment.

Note: No reconciliation of the fiscal year 2016 Class A earning per share guidance, a non-GAAP financial measure which excludes gains and losses on the sales of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

GREIF, INC. AND SUBSIDIARY COMPANIES

SELECTED FINANCIAL HIGHLIGHTS

UNAUDITED

(Dollars in millions, except per share amounts)

	Three months ended		Six months ended
	April 30		April 30
	2016	2015	2016	2015
Selected Financial Highlights
Net sales	$839.6	$915.9	$1,611.0	$1,818.2
Gross profit	173.7	181.1	325.0	335.0
Gross profit margin	20.7%	19.8%	20.2%	18.4%
Operating profit	82.8	51.1	100.4	116.5
Operating profit before special items	79.3	72.6	137.4	114.9
EBITDA	113.1	83.0	160.0	182.9
EBITDA before special items	109.6	104.5	197.0	181.3
Cash provided by (used in) operating activities	83.9	32.8	57.7	(26.5)
Net income attributable to Greif, Inc.	31.4	20.8	20.3	50.9
Diluted Class A earnings per share attributable to Greif, Inc.	$0.53	$0.35	$0.35	$0.87
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.47	$0.53	$0.88	$0.82

Special items
Restructuring charges	$(5.4)	$(7.3)	$(7.7)	$(10.5)
Acquisition-related costs	(0.1)	—	(0.1)	(0.2)
Timberland gains	—	—	—	24.3
Non-cash asset impairment charges	(1.7)	(4.5)	(40.8)	(4.7)
Gain (loss) on disposal of PPE and businesses, net	10.7	(9.7)	11.6	(7.3)

Total special items	3.5	(21.5)	(37.0)	1.6

Total special items, net of tax and noncontrolling interest	3.6	(10.7)	(31.3)	2.7

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.06	$(0.18)	$(0.53)	$0.05

	April 30, 2016	October 31, 2015	April 30, 2015	October 31, 2014
Operating working capital [5]	369.1	345.4	465.5	411.3

[5]	Operating working capital represents trade accounts receivable plus inventories less accounts payable.

Conference Call

The Company will host a conference call to discuss the second quarter of 2016 results on June 9, 2016, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 877-201-0168. The Greif ID is 16173742. The number for international callers is 647-788-4901. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com by clicking on the Investors tab and searching under the events calendar. A replay of the conference call will be available on the company’s website approximately two hours following the call.

The Company encourages interested investors, analysts and portfolio managers to submit questions in advance of the conference call regarding Greif’s quarterly performance to investors@Greif.com. Questions will be accepted until Wednesday, June 8 at 5:00 p.m. ET. The company will address both previously submitted questions and questions asked during the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible and corrugated containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the company’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2015. The company undertakes no obligation to update or revise any forward-looking statements.

Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) full realization of our deferred tax assets may be affected by a number of factors, (xii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) our pension plans are underfunded and will require future cash contributions, and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xvi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xvii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xviii) a security breach of customer, employee, supplier or company information may have a material adverse effect on our business, financial condition and results of operations, (xix) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xx) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws,

(xxii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxiii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxiv) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, (xxv) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud, and (xxvi) the company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Six months ended
	April 30		April 30
	2016	2015	2016	2015
Net sales	$839.6	$915.9	$1,611.0	$1,818.2
Cost of products sold	665.9	734.8	1,286.0	1,483.2

Gross profit	173.7	181.1	325.0	335.0
Selling, general and administrative expenses	94.5	108.5	187.7	220.3
Restructuring charges	5.4	7.3	7.7	10.5
Timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges	1.7	4.5	40.8	4.7
(Gain) on disposal of properties, plants and equipment, net	(7.9)	(0.7)	(8.8)	(2.3)
(Gain) loss on disposal of businesses	(2.8)	10.4	(2.8)	9.6

Operating profit	82.8	51.1	100.4	116.5
Interest expense, net	19.9	18.2	38.4	37.8
Other expense, net	1.7	2.5	4.7	2.6

Income before income tax expense and equity earnings of unconsolidated affiliates, net	61.2	30.4	57.3	76.1
Income tax expense	28.7	9.6	34.7	27.1
Equity earnings (losses) of unconsolidated affiliates, net of tax	—	(0.3)	—	(0.3)

Net income	32.5	20.5	22.6	48.7
Net (income) loss attributable to noncontrolling interests	(1.1)	0.3	(2.3)	2.2

Net income attributable to Greif, Inc.	$31.4	$20.8	$20.3	$50.9

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.53	$0.35	$0.35	$0.87
Class B Common Stock	$0.80	$0.53	$0.51	$1.29
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.53	$0.35	$0.35	$0.87
Class B Common Stock	$0.80	$0.53	$0.51	$1.29
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.7	25.6
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.7	25.7
Class B Common Stock	22.1	22.1	22.1	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	April 30, 2016	October 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89.6	$106.2
Trade accounts receivable	404.8	403.7
Inventories	290.3	297.0
Other current assets	143.4	201.6

	928.1	1,008.5

LONG-TERM ASSETS
Goodwill	798.8	807.1
Intangible assets	125.7	132.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	105.7	98.8

	1,081.1	1,089.5

PROPERTIES, PLANTS AND EQUIPMENT	1,198.0	1,217.7

	$3,207.2	$3,315.7

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$326.0	$355.3
Short-term borrowings	59.4	40.7
Current portion of long-term debt	317.7	30.7
Other current liabilities	205.6	220.3

	908.7	647.0

LONG-TERM LIABILITIES
Long-term debt	777.0	1,116.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	442.3	449.3

	1,262.6	1,608.8

REDEEMABLE NONCONTROLLING INTEREST	35.4	—

EQUITY
Total Greif, Inc. equity	982.2	1,015.6
Noncontrolling interests	18.3	44.3

	1,000.5	1,059.9

	$3,207.2	$3,315.7

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in millions)

	Three months ended		Six months ended
	April 30,		April 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32.5	$20.5	$22.6	$48.7
Depreciation, depletion and amortization	32.0	34.7	64.3	69.3
Asset impairments	1.7	4.5	40.8	4.7
Other non-cash adjustments to net income	(11.4)	(2.3)	(11.3)	(23.9)
Operating working capital changes	9.1	(20.7)	(26.1)	(79.4)
Deferred purchase price on sold receivables	0.7	(0.6)	(15.2)	(0.6)
Increase (decrease) in cash from changes in certain assets and liabilities and other	19.3	(3.3)	(17.4)	(45.3)

Net cash provided by (used in) operating activities	83.9	32.8	57.7	(26.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(0.4)	—	(0.4)	(0.4)
Collection of subordinated note receivable	—	—	44.2	—
Purchases of properties, plants and equipment	(15.0)	(30.6)	(44.8)	(69.8)
Purchases of and investments in timber properties	(3.5)	—	(3.5)	(25.4)
Purchases of properties, plants and equipment with insurance proceeds	(3.6)	—	(3.6)	—
Proceeds from the sale of PPE, businesses, timberland and other assets	25.3	12.7	27.4	51.7
Proceeds on insurance recoveries	6.6	—	6.6	—

Net cash provided by (used in) investing activities	9.4	(17.9)	25.9	(43.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(42.2)	24.1	(44.6)	108.4
Dividends paid to Greif, Inc. shareholders	(24.8)	(24.7)	(49.3)	(49.2)
Other	(7.1)	(0.9)	(7.3)	(1.4)

Net cash provided by (used in) financing activities	(74.1)	(1.5)	(101.2)	57.8

Effects of exchange rates on cash	5.1	(1.8)	1.0	(5.1)
Net increase (decrease) in cash and cash equivalents	24.3	11.6	(16.6)	(17.7)
Cash and cash equivalents, beginning of period	65.3	55.8	106.2	85.1

Cash and cash equivalents, end of period	$89.6	$67.4	$89.6	$67.4

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Net sales:
Rigid Industrial Packaging & Services	$589.6	$666.6	$1,124.5	$1,316.3
Paper Packaging & Services	167.2	160.4	325.6	319.6
Flexible Products & Services	76.2	82.0	149.1	170.1
Land Management	6.6	6.9	11.8	12.2

Total net sales	$839.6	$915.9	$1,611.0	$1,818.2

Operating profit (loss):
Rigid Industrial Packaging & Services	$59.2	$25.8	$56.6	$46.0
Paper Packaging & Services	24.2	27.1	45.4	55.2
Flexible Products & Services	(2.9)	(5.3)	(6.0)	(14.1)
Land Management	2.3	3.5	4.4	29.4

Total operating profit	$82.8	$51.1	$100.4	$116.5

EBITDA [6]:
Rigid Industrial Packaging & Services	$78.7	$47.9	$96.2	$92.7
Paper Packaging & Services	32.1	34.4	61.0	69.9
Flexible Products & Services	(1.0)	(3.9)	(3.3)	(10.9)
Land Management	3.3	4.6	6.1	31.2

Total EBITDA	$113.1	$83.0	$160.0	$182.9

EBITDA before special items:
Rigid Industrial Packaging & Services	$73.8	$69.8	$129.4	$116.1
Paper Packaging & Services	32.0	35.3	62.4	70.8
Flexible Products & Services	0.8	(4.3)	—	(11.2)
Land Management	3.0	3.7	5.2	5.6

Total EBITDA	$109.6	$104.5	$197.0	$181.3

[6]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

OPERATING WORKING CAPITAL

UNAUDITED

(Dollars in millions)

	April 30, 2016	October 31, 2015
Trade accounts receivable	$404.8	$403.7
Plus: inventories	290.3	297.0
Less: accounts payable	326.0	355.3

Operating working capital	$369.1	$345.4

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA 7

UNAUDITED

(Dollars in millions)

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Net income	$32.5	$20.5	$22.6	$48.7
Plus: interest expense, net	19.9	18.2	38.4	37.8
Plus: income tax expense	28.7	9.6	34.7	27.1
Plus: depreciation, depletion and amortization expense	32.0	34.7	64.3	69.3

EBITDA	$113.1	$83.0	$160.0	$182.9

Net income	$32.5	$20.5	$22.6	$48.7
Plus: interest expense, net	19.9	18.2	38.4	37.8
Plus: income tax expense	28.7	9.6	34.7	27.1
Plus: other expense, net	1.7	2.5	4.7	2.6
Less: equity earnings (losses) of unconsolidated affiliates, net of tax	—	(0.3)	—	(0.3)

Operating profit	82.8	51.1	100.4	116.5
Less: other expense, net	1.7	2.5	4.7	2.6
Plus: equity earnings (losses) of unconsolidated affiliates, net of tax	—	(0.3)	—	(0.3)
Plus: depreciation, depletion and amortization expense	32.0	34.7	64.3	69.3

EBITDA	$113.1	$83.0	$160.0	$182.9

[7]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA 8

UNAUDITED

(Dollars in millions)

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Rigid Industrial Packaging & Services
Operating profit	$59.2	$25.8	$56.6	$46.0
Less: other expense, net	1.6	2.0	3.3	1.6
Plus: equity earnings of unconsolidated affiliates, net of tax	—	(0.1)	—	(0.1)
Plus: depreciation and amortization expense	21.1	24.2	42.9	48.4

EBITDA	$78.7	$47.9	$96.2	$92.7
Restructuring charges	2.9	6.4	4.3	8.8
Acquisition-related costs	0.1	—	0.1	0.2
Non-cash asset impairment charges	1.7	4.8	38.5	4.9
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(9.6)	10.7	(9.7)	9.5

EBITDA before special items	$73.8	$69.8	$129.4	$116.1

Paper Packaging & Services
Operating profit	$24.2	$27.1	$45.4	$55.2
Plus: depreciation and amortization expense	7.9	7.3	15.6	14.7

EBITDA	$32.1	$34.4	$61.0	$69.9
Restructuring charges	—	0.5	—	0.5
Non-cash asset impairment charges	—	0.5	1.5	0.5
Gain on disposal of properties, plants, equipment and businesses, net	(0.1)	(0.1)	(0.1)	(0.1)

EBITDA before special items	$32.0	$35.3	$62.4	$70.8

Flexible Products & Services
Operating loss	$(2.9)	$(5.3)	$(6.0)	$(14.1)
Less: other expense, net	0.1	0.5	1.4	1.0
Plus: equity earnings of unconsolidated affiliates, net of tax	—	(0.2)	—	(0.2)
Plus: depreciation and amortization expense	2.0	2.1	4.1	4.4

EBITDA	$(1.0)	$(3.9)	$(3.3)	$(10.9)
Restructuring charges	2.5	0.4	3.4	1.2
Non-cash asset impairment charges	—	(0.8)	0.8	(0.7)
Gain on disposal of properties, plants, equipment and businesses, net	(0.7)	—	(0.9)	(0.8)

EBITDA before special items	$0.8	$(4.3)	$—	$(11.2)

Land Management
Operating profit	$2.3	$3.5	$4.4	$29.4
Plus: depreciation, depletion and amortization expense	1.0	1.1	1.7	1.8

EBITDA	$3.3	$4.6	$6.1	$31.2
Timberland gains	—	—	—	(24.3)
Gain on disposal of properties, plants, equipment and businesses, net	(0.3)	$(0.9)	(0.9)	$(1.3)

EBITDA before special items	$3.0	$3.7	$5.2	$5.6

Consolidated EBITDA	$113.1	$83.0	$160.0	$182.9

Consolidated EBITDA before special items	$109.6	$104.5	$197.0	$181.3

[8]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW 9

UNAUDITED

(Dollars in millions)

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$83.9	$32.8	$57.7	$(26.5)
Less: Cash paid for capital expenditures	(15.0)	(30.6)	(44.8)	(69.8)

Free Cash Flow	$68.9	$2.2	$12.9	$(96.3)

FREE CASH FLOW FROM VENEZUELA OPERATIONS [10]

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Net cash provided by operating activities for Venezuela	$—	$3.3	$—	$5.6
Less: Cash paid for capital expenditures for Venezuela	—	(3.3)	—	(14.4)

Free Cash Flow for Venezuela	$—	$—	$—	$(8.8)

FREE CASH FLOW EXCLUDING THE IMPACT OF VENEZUELA OPERATIONS [11]

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Net cash provided by (used in) operating activities excluding the impact of Venezuela operations	$83.9	$29.5	$57.7	$(32.1)
Less: Cash paid for capital expenditures excluding the impact of Venezuela operations	(15.0)	(27.3)	(44.8)	(55.4)

Free Cash Flow Excluding the Impact of Venezuela Operations	$68.9	$2.2	$12.9	$(87.5)

[9]	Free cash flow is defined as net cash provided by operating activities less cash paid for capital expenditures.
[10]	Free cash flow from Venezuela operations is defined as net cash provided by Venezuela operating activities less cash paid for Venezuela capital expenditures.
[11]	Free cash flow excluding the impact of Venezuela operations is defined as net cash provided by operating activities, excluding Venezuela’s net cash provided by operating activities, less capital expenditures, excluding Venezuela’s capital expenditures. The information is relevant and presented due to the impact of the devaluation of the Venezuelan currency at the end of the third quarter 2015 from 6.3 bolivars per USD to 199.4 bolivars per USD. The translated value of both the cash provided by operating activities of Venezuela and the cash paid for capital expenditures does not reflect the true economic impact to the company because actual conversion of bolivars to U.S. dollars at the official exchange rate used for the first three quarters of 2015 would not have been possible.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS 12

UNAUDITED

(Dollars in millions)

	Three months ended April 30		Six months ended April 30
	2016	2015	2016	2015
Operating profit (loss):
Rigid Industrial Packaging & Services	$59.2	$25.8	$56.6	$46.0
Paper Packaging & Services	24.2	27.1	45.4	55.2
Flexible Products & Services	(2.9)	(5.3)	(6.0)	(14.1)
Land Management	2.3	3.5	4.4	29.4

Total operating profit (loss)	82.8	51.1	100.4	116.5

Restructuring charges:
Rigid Industrial Packaging & Services	2.9	6.4	4.3	8.8
Paper Packaging & Services	—	0.5	—	0.5
Flexible Products & Services	2.5	0.4	3.4	1.2

Total restructuring charges	5.4	7.3	7.7	10.5

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	—	0.1	0.2

Total acquisition-related costs	0.1	—	0.1	0.2

Timberland gains:
Land Management	—	—	—	(24.3)

Total timberland gains	—	—	—	(24.3)

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	1.7	4.8	38.5	4.9
Paper Packaging & Services	—	0.5	1.5	0.5
Flexible Products & Services	—	(0.8)	0.8	(0.7)

Total non-cash asset impairment charges	1.7	4.5	40.8	4.7

(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	(9.6)	10.7	(9.7)	9.5
Paper Packaging	(0.1)	(0.1)	(0.1)	(0.1)
Flexible Products & Services	(0.7)	—	(0.9)	(0.8)
Land Management	(0.3)	(0.9)	(0.9)	(1.3)

Total (gain) loss on disposal of properties, plants, equipment and businesses, net	(10.7)	9.7	(11.6)	7.3

Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	54.3	47.7	89.8	69.4
Paper Packaging & Services	24.1	28.0	46.8	56.1
Flexible Products & Services	(1.1)	(5.7)	(2.7)	(14.4)
Land Management	2.0	2.6	3.5	3.8

Total operating profit (loss) before special items	$79.3	$72.6	$137.4	$114.9

[12]	Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges plus acquisition-related costs, plus non-cash impairment charges, less timberland gains, less (gain) loss on disposal of properties, plants, equipment and businesses, net, plus the impact of Venezuela devaluation on cost of products sold.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions, except for per share amounts)

Three months ended April 30, 2016		Class A
Net Income Attributable to Greif, Inc.	$31.4	$0.53
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(8.1)	(0.14)
Plus: Restructuring charges	3.4	0.06
Plus: Non-cash asset impairment charges	1.1	0.02

Net Income Attributable to Greif, Inc. Excluding Special Items	$27.8	$0.47

Three months ended April 30, 2015		Class A
Net Income Attributable to Greif, Inc.	$20.8	$0.35
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	2.9	0.05
Plus: Restructuring charges	4.9	0.08
Plus: Non-cash asset impairment charges	2.9	0.05

Net Income Attributable to Greif, Inc. Excluding Special Items	$31.5	$0.53

Six months ended April 30, 2016		Class A
Net Income Attributable to Greif, Inc.	$20.3	$0.35
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(8.6)	(0.15)
Plus: Restructuring charges	5.0	0.09
Plus: Non-cash asset impairment charges	34.8	0.59
Plus: Acquisition related costs	0.1	—

Net Income Attributable to Greif, Inc. Excluding Special Items	$51.6	$0.88

Six months ended April 30, 2015		Class A
Net Income Attributable to Greif, Inc.	$50.9	$0.87
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	1.5	0.02
Less: Timberland Gains	(14.9)	(0.25)
Plus: Restructuring charges	7.6	0.13
Plus: Non-cash asset impairment charges	3.0	0.05
Plus: Acquisition related costs	0.1	—

Net Income Attributable to Greif, Inc. Excluding Special Items	$48.2	$0.82

All special items are net of tax and noncontrolling interests

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SELECTED FINANCIAL INFORMATION EXCLUDING

THE IMPACT OF DIVESTITURES

UNAUDITED

(Dollars in millions)

	Three months ended			Six months ended
	April 30			April 30
	2016	Impact of Divestitures	Excluding the Impact of Divestitures 2016 [13]	2016	Impact of Divestitures	Excluding the Impact of Divestitures 2016 [13]
Net Sales:
Rigid Industrial Packaging & Services	$589.6	$21.6	$568.0	$1,124.5	$42.1	$1,082.4
Paper Packaging & Services	167.2	—	167.2	325.6	—	325.6
Flexible Products and Services	76.2	—	76.2	149.1	—	149.1
Land Management	6.6	—	6.6	11.8	—	11.8

Consolidated	$839.6	$21.6	$818.0	$1,611.0	$42.1	$1,568.9

Gross Profit:
Rigid Industrial Packaging & Services	$123.9	$1.5	$122.4	$226.7	$3.3	$223.4
Paper Packaging & Services	37.4	—	37.4	73.2	—	73.2
Flexible Products and Services	9.6	—	9.6	20.1	—	20.1
Land Management	2.8	—	2.8	5.0	—	5.0

Consolidated	$173.7	$1.5	$172.2	$325.0	$3.3	$321.7

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$59.2	$1.3	$57.9	$56.6	$(23.4)	$80.0
Paper Packaging & Services	24.2	—	24.2	45.4	—	45.4
Flexible Products and Services	(2.9)	—	(2.9)	(6.0)	—	(6.0)
Land Management	2.3	—	2.3	4.4	—	4.4

Consolidated	$82.8	$1.3	$81.5	$100.4	$(23.4)	$123.8

Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$54.3	$—	$54.3	$89.8	$0.1	$89.7
Paper Packaging & Services	24.1	—	24.1	46.8	—	46.8
Flexible Products and Services	(1.1)	—	(1.1)	(2.7)	—	(2.7)
Land Management	2.0	—	2.0	3.5	—	3.5

Consolidated	$79.3	$—	$79.3	$137.4	$0.1	$137.3

	2015*	Impact of Divestitures	Excluding the Impact of Divestitures 2015	2015*	Impact of Divestitures	Excluding the Impact of Divestitures 2015
Net Sales:
Rigid Industrial Packaging & Services	$666.6	$40.7	$625.9	$1,316.3	$86.9	$1,229.4
Paper Packaging & Services	160.4	—	160.4	319.6	—	319.6
Flexible Products and Services	82.0	—	82.0	170.1	3.3	166.8
Land Management	6.9	—	6.9	12.2	—	12.2

Consolidated	$915.9	$40.7	$875.2	$1,818.2	$90.2	$1,728.0

Gross Profit:
Rigid Industrial Packaging & Services	$125.8	$1.8	$124.0	$230.3	$3.4	$226.9
Paper Packaging & Services	41.2	—	41.2	81.9	—	81.9
Flexible Products and Services	10.8	—	10.8	17.9	0.5	17.4
Land Management	3.3	—	3.3	4.9	—	4.9

Consolidated	$181.1	$1.8	$179.3	$335.0	$3.9	$331.1

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$25.8	$(3.8)	$29.6	$46.0	$(5.7)	$51.7
Paper Packaging & Services	27.1	—	27.1	55.2	—	55.2
Flexible Products and Services	(5.3)	—	(5.3)	(14.1)	0.1	(14.2)
Land Management	3.5	—	3.5	29.4	—	29.4

Consolidated	$51.1	$(3.8)	$54.9	$116.5	$(5.6)	$122.1

Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	$47.7	$(1.7)	$49.4	$69.4	$(3.8)	$73.2
Paper Packaging & Services	28.0	—	28.0	56.1	—	56.1
Flexible Products and Services	(5.7)	—	(5.7)	(14.4)	0.1	(14.5)
Land Management	2.6	—	2.6	3.8	—	3.8

Consolidated	$72.6	$(1.7)	$74.3	$114.9	$(3.7)	$118.6

Note: The 2015 Acquisitions were completed at the beginning of the fiscal year and are not adjusted because they are fully reflected in both periods.

[13]	See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET SALES TO NET SALES EXCLUDING THE IMPACT OF

DIVESTITURES AND CURRENCY TRANSLATION

UNAUDITED

(Dollars in millions)

	Three months ended April 30

	2016	2015	(Decrease) in Net Sales ($)	(Decrease) in Net Sales (%)
Net Sales	$839.6	$915.9	$(76.3)	(8.3%)
Impact of Divestitures	21.6	40.7

Net Sales excluding the impact of divestitures	$818.0	$875.2
Currency Translation	(55.7)	N/A

Net Sales excluding the impact of divestitures and currency translation	$873.7	$875.2	$(1.5)	(0.2%)

	Six months ended April 30

	2016	2015	(Decrease) in Net Sales ($)	(Decrease) in Net Sales (%)
Net Sales	$1,611.0	$1,818.2	$(207.2)	(11.4%)
Impact of Divestitures	42.1	90.2

Net Sales excluding the impact of divestitures	$1,568.9	$1,728.0
Currency Translation	(134.1)	N/A

Net Sales excluding the impact of divestitures and currency translation	$1,703.0	$1,728.0	$(25.0)	(1.4%)